Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to out firm under the caption “Experts” and to the use of our report dated March 16, 2008, with respect to the financial statements of FineTech Laboratories Ltd. Included in the Registration Statement (Post Effective Amendment No. 2 to Form SB-2 on Form S-1 No. 333-146641) and related Prospectus of RXELITE, Inc.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kaiserer A member of Ernst & Young Global

Haifa, Israel
April 7, 2008